UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Houlihan Lokey, Inc.
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July 26, 2017
Dear Stockholder,
We cordially invite you to attend our 2017 Annual Meeting of Stockholders, to be held on Tuesday, September 19, 2017, at 9:00 a.m. (Pacific Time), at our headquarters located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067.
The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting.

Sincerely,
Scott L. Beiser
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Tuesday, September 19, 2017
Time:	9:00 a.m. (Pacific Time)
Place:	Houlihan Lokey, Inc. 10250 Constellation Blvd., 5th Floor Los Angeles, CA 90067
We are holding our 2017 annual meeting of stockholders for the following purposes, which are described in more detail in the proxy statement:

1.	to elect four Class II directors to our board of directors;

2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018;

3.	to approve our Amended and Restated 2016 Incentive Award Plan; and

4.	to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record as of the close of business on July 24, 2017 will be entitled to notice of, and to vote at the annual meeting.
As permitted by the rules of the Securities and Exchange Commission, we are sending our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") rather than a paper set of the proxy materials. The Notice includes instructions on how to access our proxy materials over the internet, as well as how to request the materials in paper form.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. The Notice includes instructions on how to vote, including by internet or telephone. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

By order of the board of directors,

Christopher Crain
General Counsel and Secretary
July 26, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 19, 2017.

The Company's Proxy Statement and 2017 Annual Report on Form 10-K

are also available at www.proxyvote.com.

        Although we refer to our website in this Proxy Statement, the contents of our website are not included or incorporated by reference into this Proxy Statement. All references to our website in this Proxy Statement are intended to be inactive textual references only.
PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 19, 2017

GENERAL INFORMATION

Houlihan Lokey, Inc. (“Houlihan Lokey” or the “Company”) is making this Proxy Statement available to its stockholders on or about July 26, 2017 in connection with the solicitation of proxies by the board of directors for our 2017 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, September 19, 2017, at 9:00 a.m. (Pacific Time), at our headquarters located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067, and any adjournment or postponement of the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this Proxy Statement. On or about July 26, 2017, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2017 Annual Report on Form 10-K ("Form 10-K").

Houlihan Lokey (NYSE: HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, valuation, financial restructuring, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of our commitment to client success across our advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global M&A fairness opinion advisor over the past 15 years, and the No. 1 global restructuring advisor, according to Thomson Reuters.

Unless the context otherwise requires, as used in this Proxy Statement, the terms the “Company,” “Houlihan Lokey, Inc.,” “Houlihan Lokey,” “HL,” “we,” “us” and “our” refer to (i) prior to the corporate reorganization described under “Organizational Structure” in the Form 10-K, Houlihan Lokey, Inc., a California corporation (“HL CA”), and (ii) following such corporate reorganization, Houlihan Lokey, Inc., a Delaware corporation (“HL DE”), and, in each case, unless otherwise stated, all of its subsidiaries. We use the term “ORIX USA” to refer to ORIX USA Corporation, a Delaware corporation and a wholly owned subsidiary of ORIX Corporation, a Japanese corporation. References to ORIX USA as a holder of our shares mean ORIX USA acting through its indirect wholly owned subsidiary, ORIX HLHZ Holding LLC, a Delaware limited liability company. We use the term “HL Holders” to refer to our employees and members of our management who hold our Class B common stock through the Houlihan Lokey Voting Trust (the “HL Voting Trust”). We use the term “Fram” to refer to Fram Holdings, Inc., a Delaware corporation and formerly our indirect parent. References to the “IPO” mean our initial public offering in August 2015 of 12,075,000 shares of Houlihan Lokey, Inc. Class A common stock in connection with which HL CA reorganized its business. Our fiscal year ends on March 31st; references to fiscal 2017 and fiscal 2016 are to the fiscal years ended March 31, 2017 and 2016, respectively; references in this Proxy Statement to years are to calendar years unless otherwise noted.
Below are answers to common questions stockholders may have about the Proxy Materials and the Annual Meeting.
What are the Proxy Materials?
The "Proxy Materials" are this Proxy Statement and our Form 10-K. If you request printed versions of the Proxy Materials, and you are entitled to vote at the Annual Meeting, you will also receive a proxy card.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of materials?
Under rules adopted by the Securities and Exchange Commission (the "SEC"), we are furnishing Proxy Materials to many of our stockholders on the internet, rather than mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive printed copies of the Proxy Materials unless you request them. Instead, the notice will instruct you how to access and review the Proxy Materials on the internet. If you would like printed copies of the Proxy Materials, please follow the instructions in the notice.
Who may vote at the meeting?
Holders of Class A common stock and holders of Class B common stock as of the close of business on July 24, 2017 (the "Record Date") may vote at the Annual Meeting. Pursuant to the Voting Trust Agreement by and among the Company, each HL Holder and the Trustees named therein dated August 18, 2015, as amended (as so amended, the "Voting Trust Agreement"), each HL Holder agreed that the Trustees of the HL Voting Trust has full authority to vote his or her shares on all matters. Accordingly, holders of Class B common stock other than ORIX USA and the HL Voting Trust will not receive proxy cards and are not eligible to cast votes at the Annual Meeting.

How many votes do I have?
Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date. Holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters at the Annual Meeting. Pursuant to the Voting Trust Agreement, each HL Holder has agreed that the Trustees of the HL Voting Trust has full authority to vote his or her shares on all matters. Accordingly, holders of Class B common stock other than ORIX USA and the HL Voting Trust will not receive proxy cards and are not eligible to cast votes at the Annual Meeting.
What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?
There are three proposals to be voted on at the Annual Meeting:

1.	the election of four Class II directors to our board of directors;

2.	the ratification of the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending March 31, 2018; and

3.	the approval of our Amended and Restated 2016 Incentive Award Plan.
Our amended and restated bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote the shares subject to such proxies on those matters.
How many shares may be voted at the Annual Meeting?
Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 23,382,144 shares of Class A common stock and 43,574,298 shares of Class B common stock entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date, and holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date.
What vote is required for each proposal?
For the election of directors, each director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of "for" votes will be elected as directors. We do not have cumulative voting.
The ratification of the Company's independent registered public accounting firm for the fiscal year ending March 31, 2018, the approval of our Amended and Restated 2016 Incentive Award Plan, and any other proposals that may come before the Annual Meeting will be determined by the majority of the votes cast.
In connection with the IPO, we entered into the Stockholders’ Agreement dated August 18, 2015 with ORIX USA and the HL Voting Trust (the “Stockholders’ Agreement”). Under the Stockholders' Agreement, ORIX USA and the HL Voting Trust each have agreed to vote in favor of the four nominees for Class II directors. As of the Record Date, such persons hold sufficient shares of Class B Common stock to ensure the election of such nominees at the Annual Meeting.
How are abstentions and broker non-votes counted?
Abstentions (shares present at the meeting in person or by proxy that are voted "abstain") and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record. Each HL Holder is not a stockholder of record by virtue of shares he or she beneficially holds through the HL Voting Trust.
Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in "street name." The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

How do stockholders of record vote?
There are four ways for stockholders of record to vote:

•
Via the internet.  You may vote via the internet until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by visiting http://www.proxyvote.com and entering the unique control number for your shares located on the Notice of Internet Availability of Proxy Materials.

•
By telephone.  You may vote by phone until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by calling (800) 690-6903. You will need the control number from your Notice of Internet Availability of Proxy Materials.

•
By mail.  If you requested that Proxy Materials be mailed to you, you will receive a proxy card with your Proxy Materials. You may vote by filling out and signing the proxy card and returning it in the envelope provided. The proxy card must be received by 5:00 p.m. (Pacific Time) on the day before the Annual Meeting.

•	In person. You may also vote your shares in person by completing a ballot at the Annual Meeting.
How do beneficial owners of shares held in street name vote?
If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.
Can I change my vote after submitting a proxy?
Stockholders of record may revoke their proxy before the Annual Meeting by delivering to the Company's General Counsel and Secretary a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the internet or by telephone or by attending and voting in person at the Annual Meeting.
Beneficial owners of share held in street name who wish to change their votes should contact the organization that holds their shares.
If I hold shares in street name through a broker, can the broker vote my shares for me?
If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain "routine" proposals but cannot vote on other proposals. Proposal 1 (election of directors) is not considered a "routine" proposal. Proposal 2 (ratification of the Company's independent registered public accounting firm) is a "routine" proposal. Proposal 3 (approval of our Amended and Restated 2016 Incentive Award Plan) is not considered a "routine" proposal. If you hold shares in street name and do not vote on Proposals 1 and 3, your shares will be counted as "broker non-votes."
Who is paying for this proxy solicitation?
The Company is paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.
What do I need to do if I want to attend the meeting?
You will need to provide evidence that you are a stockholder as of the Record Date. This can be a copy of your proxy card or a brokerage statement showing your shares. You should also bring photo identification. If you hold your shares in street name and wish to vote in person at the meeting, you will need to contact the organization that holds your shares in order to obtain a legal proxy from that organization.
Where can I find voting results?
We will file a Current Report on Form 8-K with the SEC including the final voting results from the Annual Meeting within four business days of the Annual Meeting.

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?
Some banks, brokers and nominees may be participating in the practice of "householding" Proxy Materials. This means that only one copy of our Proxy Materials may be sent to multiple stockholders in your household. If you hold your shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker, or other nominee who holds your shares.
Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact Houlihan Lokey Investor Relations at (212) 331-8225, IR@HL.com or by mail at HLI Investor Relations , c/o ICR, 685 Third Avenue, New York, NY 10017.
What are the implications of being an "emerging growth company"?
We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and are therefore permitted to provide less disclosure about our executive compensation arrangements than is generally required for other public companies. We are also not required to provide our stockholders with the opportunity to vote on certain executive compensation matters on a non-binding advisory basis. We have elected to use these reduced disclosure requirements available to us as an emerging growth company, and are not soliciting stockholder votes on our executive compensation.
Under the JOBS Act, we will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more (subject to adjustment for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the completion of the IPO; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we become a "large accelerated filer" under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Who should I contact if I have additional questions?
You can contact Houlihan Lokey Investor Relations at (212) 331-8225 or IR@HL.com. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

PROPOSAL 1: ELECTION OF DIRECTORS

Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as shall from time to time be fixed by our board of directors. Currently, our board of directors is composed of 11 members, three of whom are independent directors as defined under the rules of the New York Stock Exchange. Further, our amended and restated certificate of incorporation and our amended and restated bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with each class serving for three‑year staggered terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors are divided among the three classes as follows:

•	the Class I directors are Scott L. Beiser, Robert J.B. Lenhardt and Jacqueline B. Kosecoff, and their terms will expire at the annual meeting of stockholders to be held in 2019;

•	the Class II directors are Irwin N. Gold, Bennet Van de Bunt, Ron K. Barger and Paul E. Wilson, and their terms will expire at the annual meeting of stockholders to be held in 2017; and

•	the Class III directors are Scott J. Adelson, David A. Preiser, Robert A. Schriesheim and Hideto Nishitani, and their terms will expire at the annual meeting of stockholders to be held in 2018.
At the Annual Meeting, the stockholders will vote to elect as Class II directors of the Company the four nominees named in this Proxy Statement. Each of the Class II directors elected at the Annual Meeting will hold office until the 2020 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. The board of directors has nominated Messrs. Gold, Van de Bunt, Barger and Wilson to serve as Class II directors of the Company. The persons named as proxies will vote to elect each of these nominees unless a stockholder indicates that his or her shares should be withheld with respect to one or more of such nominees.
Under the Stockholders' Agreement, ORIX USA and the HL Voting Trust each have agreed vote in favor of the four nominees for Class II director. Please see "Certain Relationships and Related Person Transactions," below for a description of the Stockholders’ Agreement and the HL Voting Trust Agreement.
In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All of the nominees are currently serving as directors and we do not expect that any of the nominees will be unavailable or will decline to serve.
In determining that each director should be nominated for re-election, our board of directors considered his or her service, business experience, prior directorships, and the qualifications, attributes and skills described in the biography set forth below under "Corporate Governance—Executive Officers and Directors."
        The board of directors recommends that you vote "FOR" each of Messrs. Gold, Van de Bunt, Barger and Wilson as Class II Directors in this Proposal 1.

CORPORATE GOVERNANCE
Executive Officers and Directors
Below is a list of the names and ages, as of July 21, 2017, of our directors and executive officers, and a description of the business experience of each of them.

Name	Age	Position
Scott L. Beiser	57	Chief Executive Officer and Director
Irwin N. Gold	60	Executive Chairman and Director
Scott J. Adelson	56	Co‑President and Director
David A. Preiser	60	Co‑President and Director
J. Lindsey Alley	50	Chief Financial Officer
Christopher M. Crain	56	General Counsel and Secretary
Hideto Nishitani	57	Director
Ron K. Barger	62	Director
Paul E. Wilson	48	Director
Robert J.B. Lenhardt	54	Director
Robert A. Schriesheim	57	Director
Bennet Van de Bunt	55	Director
Jacqueline B. Kosecoff	68	Director
Scott L. Beiser has served as our Chief Executive Officer since 2003 and on our board of directors since 1991. His responsibilities include managing Houlihan Lokey’s operations, identifying and developing new strategic opportunities, and pursuing and managing new and existing client relationships. Mr. Beiser previously led Houlihan Lokey’s Infrastructure Services and Materials practice and has specialized expertise in investment banking services for engineering and construction businesses, including ownership and management transition programs, corporate acquisitions, divestitures, leveraged recapitalizations, and ESOP transactions. Mr. Beiser serves on the board of directors of FNF Construction and RoadSafe Traffic Systems, and is an advisor to several boards and executives in the engineering and construction industry. Mr. Beiser earned both a B.S. and an M.S. in Finance from the College of Business and Economics at California State University, Northridge. Mr. Beiser was chosen to be on our board of directors because of his leadership in our development and growth, and his particular knowledge and experience in strategic planning and leadership of complex organizations. Mr. Beiser has been with Houlihan Lokey for more than 33 years.
Irwin N. Gold has served as our Executive Chairman since 2013 and on our board of directors since 1994. Mr. Gold is one of Houlihan Lokey’s senior executives responsible for strategic planning, client relations and business development, and manages the firm in conjunction with the other three members of the Office of the Executives. Mr. Gold co‑founded the Company’s industry‑leading Financial Restructuring practice and was the Global Co‑Head of Financial Restructuring from 1988 until 2012. In that role, Mr. Gold has led many of the Company’s largest and most complex Financial Restructuring engagements, both in bankruptcy and out‑of‑court situations. Mr. Gold has previously served on the boards of directors of Cole National Group, Inc., Advantica Restaurant Group, Inc. and The Bibb Company. Mr. Gold earned a B.A. in Economics, summa cum laude and Phi Beta Kappa, from Duke University and a J.D. from the University of Virginia Law School. Mr. Gold was chosen to be on our board of directors because of his long career in the financial services industry, and because he possesses particular knowledge and experience in the financial services industry and in leadership of complex organizations. Mr. Gold has been with Houlihan Lokey for more than 28 years.
Scott J. Adelson has served as our Co‑President since 2013, and has been a Senior Managing Director in our Corporate Finance group since 2002. As Co-President, Mr. Adelson is one of Houlihan Lokey’s senior executives responsible for strategic planning, client relations and business development, and manages the firm in conjunction with the other three members of the Office of the Executives. Mr. Adelson also serves as as the Global Co‑Head of Corporate Finance. His practice embraces all aspects of corporate finance, including mergers and acquisitions, leveraged buyouts, and the issuance of debt and equity capital. He is an active board member of various public and private companies, including Motorcar Parts of America, Inc. and QAD Inc. Mr. Adelson completed his undergraduate studies at the University of Southern California and earned his M.B.A. from the University of Chicago Booth School of Business. Mr. Adelson was chosen to be on our board of directors because of his long career in the financial services industry, and because he possesses particular knowledge and experience in strategic planning and board practices of other corporations. Mr. Adelson has been with Houlihan Lokey for more than 29 years.

David A. Preiser has served as our Co‑President since 2013, and has been a Senior Managing Director in our Financial Restructuring group since 2008. Among his duties, he serves as Chairman of Houlihan Lokey (Europe) Limited. In the course of his more than two decades at Houlihan Lokey, Mr. Preiser has led many major transactions involving financially distressed companies, both in bankruptcy and in out‑of‑court situations, many of which have involved the sale or purchase of distressed assets. Mr. Preiser earned a B.A. in Economics and graduated magna cum laude from the University of Virginia. He earned a J.D. with honors from Columbia University, where he also served as an Editor of the Columbia Law Review, was named a Harlan Fisk Stone Scholar, and is currently a member of the Dean’s Council. Mr. Preiser currently sits on the board of directors of NVR, Inc., a New York Stock Exchange‑listed company, where he currently chairs the Nominating Committee, and serves on the Compensation Committee. Mr. Preiser has previously served on the boards of directors of Joseph A. Bank, Inc., where he served as chair of the Compensation Committee, as well as Sudbury, Inc. and MLX, Inc. Mr. Preiser was chosen to be on our board of directors because of his long career in the financial services industry, his leadership role in our development and growth, and his particular knowledge and expertise in managing and growing international organizations and executing international transactions. Mr. Preiser has been with Houlihan Lokey for more than 26 years.
J. Lindsey Alley has served as our Chief Financial Officer since December 2012. In his role as Chief Financial Officer, Mr. Alley oversees our accounting and financial reporting operations as well as acquisition business development. Mr. Alley joined Houlihan Lokey in 1995 and was an investment banker focusing on advising public and private clients, boards of directors, and special committees on sell side and buy side mergers and acquisitions prior to being appointed to the Chief Financial Officer role in December 2012. Mr. Alley earned a B.S. in Systems Engineering from the University of Virginia and graduated with highest distinction with an M.B.A. in Finance from the University of Michigan. Mr. Alley has been with Houlihan Lokey for more than 21 years.
Christopher M. Crain has served as our General Counsel since September 2004. In that role, he directly manages our Legal department and oversees our Compliance and Human Resources departments. Mr. Crain earned a B.A. in Political Science from the University of California at Davis and a J.D., cum laude, from Loyola Law School. Mr. Crain has been with Houlihan Lokey for more than 12 years.
Hideto Nishitani is Chairman, President, and Chief Executive Officer of ORIX USA, Corporate Senior Vice President of ORIX Corporation in Japan, and has served on our board of directors since 2012. Mr. Nishitani has 33 years of experience in the global financial services industry working on behalf of ORIX Corporation in the U.S., U.K., Ireland, Canada and Japan. Between 2001 and 2006, he was Senior Vice President of the Principal Investment Group of ORIX Corporation’s Investment Banking headquarters in Japan, where he was responsible for sourcing, acquiring, restructuring and managing portfolio companies. He earned a Bachelor of Economics degree from Kwansei‑Gakuin University in Japan and a Master of Economics degree from the London School of Economics, University of London. Mr. Nishitani was chosen to be on our board of directors because of his leadership proficiency and extensive experience in the financial services industry, particularly investment banking.
Ron K. Barger has served as Executive Vice President of Operations and General Counsel of ORIX USA since November 2014. He oversees operational areas of ORIX USA, including Legal, Human Resources, Technology, Corporate Planning and Administration, in addition to supporting strategic transactions for ORIX USA’s multiple lines of business. Mr. Barger joined ORIX USA from Archon Group, L.P., where he served in a variety of roles from 1997 to 2012 including Global General Counsel, Global Chief Compliance Officer, Global Risk Committee chair, and Information Security Committee chair. While there, he also served as a member of the Archon Operating and Investment Committees, and was a Managing Director of The Goldman Sachs Group, Inc. Mr. Barger earned a B.S. degree from the University of Illinois and a J.D. from Southern Methodist University Dedman School of Law. Mr. Barger was chosen to be on our board of directors because of his particular knowledge of corporate governance, global operations, and enterprise risk for a financial services company, in addition to his years of experience in the financial services industry generally.
Paul E. Wilson is Chief Financial Officer of ORIX USA and has served on our board of directors since 2015. He is responsible for overseeing all financial functions of ORIX USA and its multiple lines of business and subsidiaries. Mr. Wilson joined the ORIX USA accounting and finance department as its Tax Director in 2004. Prior to joining ORIX USA, Mr. Wilson was a Senior Manager with Ernst & Young, spending 11 years in the public accounting practice. He is a Certified Public Accountant licensed in Texas and earned a B.B.A. and a master’s degree in Accounting and Tax from Baylor University. Mr. Wilson was chosen to be on our board of directors because of his financial expertise and in‑depth knowledge of Houlihan Lokey’s organizational and financial functions.
Robert J.B. Lenhardt is Deputy General Counsel of ORIX USA. He joined ORIX USA in 2001 and since then has overseen all legal functions of its corporate finance businesses, including high yield investing, direct leveraged lending, venture finance, structured products, fund investing, private equity, and special assets. Previously, he was a principal of Seaboard & Co., an asset management firm, whose team and assets were acquired by ORIX USA in 2001. He also previously practiced corporate and securities law in New York City. Mr. Lenhardt earned a B.A. degree, magna cum laude, from the University of Connecticut and a J.D. from Cornell Law School. Mr. Lenhardt was chosen to be on our board of directors because of his expertise in corporate finance and financial restructurings.
Robert A. Schriesheim served as the Executive Vice President and Chief Financial Officer of Sears Holdings Corporation from August 2011 until October 2016, and continued to serve as an advisor to Sears Holdings Corporation from November 2016 through January 2017. He served as the Chief Financial Officer of Hewitt Associates, Inc., a global human resources consulting and outsourcing company, from January 2010 to October 2010. From October 2006 to January 2010, he served as Executive Vice President and Chief Financial Officer of Lawson Software, Inc., an ERP software provider. From August 2002 to October 2006, he was affiliated with ARCH Development Partners, LLC, a seed stage venture capital fund. Before joining ARCH, Mr. Schriesheim held executive positions at Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen and Brooke Group Ltd. Mr. Schriesheim has served as a director of Skyworks Solutions, Inc. since May 2006 and is chairman of its audit committee and a member of the compensation committee. Since August 2015, he has also served as a director of NII Holdings and serves as the chair of its audit committee and serves on the nominating and corporate governance committee. He also served as a director of Dobson Communications Corp. from 2004 to 2007, a director of Lawson Software from 2006 to 2011, a director and then Co‑Chairman of MSC Software Corporation from 2007 to 2009 and a director of Georgia Gulf Corporation from 2009 to 2010. Mr. Schriesheim earned an AB in Chemistry from Princeton University and an M.B.A. from the University of Chicago Booth School of Business. Mr. Schriesheim was chosen to be on our board of directors because of his expertise in corporate finance and capital markets, as well as his particular knowledge in public company governance and board practices of other corporations.
Bennet Van de Bunt is a principal in Guthy‑Renker, Cypress Creek, Paramount Equity, FHR and Rosewood Homes. He presently serves as chairman and co-founder of Cypress Creek Renewables and FHR, where he has served as a director since 2014 and 1998, respectively. Mr. Van de Bunt was previously the Chief Executive Officer and President of Guthy‑Renker from 2000 to 2013. Mr. Van de Bunt has made many venture capital investments in startups and serves and has served on many boards of directors, including Guthy-Renker (1995-present), Solar City (2013-2015), St. Johns Hospital (2014-present), Rosewood Homes (2008-present) and Paramount Equity (2009-present), among others. He earned a B.A. with honors in History from the University of California, Los Angeles and a J.D. from Harvard Law School. Mr. Van de Bunt was chosen to be on our board of directors because of his expertise in corporate governance and his significant experience with board practices of other corporations.
Jacqueline B. Kosecoff is a Managing Partner of Moriah Partners, where she works to identify, select, mentor and manage health services and IT companies. Dr. Kosecoff is also a Senior Advisor of Warburg Pincus. From 2002 to 2012, Dr. Kosecoff was a senior executive inside UnitedHealth Group-PacifiCare. Dr. Kosecoff joined UnitedHealth Group as part of its acquisition of PacifiCare Health Systems in 2005. At PacifiCare, Dr. Kosecoff served as Executive Vice President with responsibility for various business segments and, upon joining UnitedHealth Group, Dr. Kosecoff took responsibility for, among other areas, the Medicare Part D business and the consumer health product division serving seniors. In 2007, Dr. Kosecoff was appointed Chief Executive Officer of Prescription Solutions (now known as OptumRx). Prior to joining UnitedHealth Group-PacifiCare, Dr. Kosecoff was founder, President and Chief Operating Officer of Protocare, a firm whose lines of business included the clinical development of drugs, devices, biopharmaceutical and nutritional products, and health services consulting. Dr. Kosecoff served as Professor of Medicine and Public Health at the University of California, Los Angeles from 1975 to 2006. Currently, Dr. Kosecoff sits on the board of directors of these other public companies: athenahealth, Inc.; Sealed Air Corporation; and STERIS Corporation. Dr. Kosecoff holds a B.A. from the University of California, Los Angeles, an M.S. in Applied Mathematics from Brown University, and a doctorate from University of California, Los Angeles. Dr. Kosecoff was appointed to serve on our board of directors because of her extensive experience in managing organizations and her experience serving on the boards of other public companies.
Composition of our Board of Directors
Our business affairs are managed under the direction of our board of directors.
Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as shall from time to time be fixed by our board of directors. Currently, our board of directors is composed of 11 members, three of whom are independent directors as defined under the rules of the New York Stock Exchange. Further, our amended and restated certificate of incorporation and our amended and restated bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with each class serving for three‑year staggered terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors are divided among the three classes as follows:

•	the Class I directors are Messrs. Beiser and Lenhardt and Dr. Kosecoff, and their terms will expire at the annual meeting of stockholders to be held in 2019;

•	the Class II directors are Messrs. Gold, Van de Bunt, Barger and Wilson, and their terms will expire at the annual meeting of stockholders to be held in 2017; and

•	the Class III directors are Messrs. Adelson, Preiser, Schriesheim and Nishitani and their terms will expire at the annual meeting of stockholders to be held in 2018.
Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth herein. We believe that our directors provide an appropriate mix of experiences and skills relevant to the size and nature of our business.
Director Nomination and Removal Process
Under the Stockholders' Agreement, from the time of the completion of our IPO until its fifth anniversary, (i) so long ORIX USA’s Post‑IPO Percentage Ownership (as defined below) is 20% or greater, ORIX USA and the HL Voting Trust will each have the right to recommend four director nominees, with the remaining three director nominees recommended by mutual agreement of ORIX USA and the HL Voting Trust, (ii) so long as ORIX USA’s Post‑IPO Percentage Ownership is greater than or equal to 10% but less than 20%, ORIX USA will have the right to recommend three director nominees and the HL Voting Trust will have the right to recommend five director nominees, with the remaining three director nominees recommended by the HL Voting Trust with the approval of ORIX USA and (iii) so long as ORIX USA’s Post‑IPO Percentage Ownership is less than 10% but greater than zero, ORIX USA will have the right to recommend one director nominee and the HL Voting Trust will have the right to recommend the remaining ten director nominees. After the fifth anniversary of the IPO, (w) so long as ORIX USA’s Percentage Ownership (as defined below) is 20% or greater, ORIX USA will have the right to recommend three director nominees and the HL Voting Trust will have the right to recommend eight director nominees, (x) so long as ORIX USA’s Percentage Ownership is greater than or equal to 10% but less than 20%, ORIX USA will have the right to recommend two director nominees and the HL Voting Trust will have the right to recommend nine director nominees, (y) so long as ORIX USA’s Percentage Ownership is greater than or equal to 5% but less than 10%, ORIX USA will have the right to recommend one director nominee and the HL Voting Trust will have the right to recommend the remaining ten director nominees and (z) if ORIX USA’s Percentage Ownership is less than 5%, the HL Voting Trust will have the right to recommend all of the director nominees. The party that designated a director may cause that director to be removed at any time, and the other party will take all necessary action within its control to effect such removal.
Our amended and restated certificate of incorporation provides that, from and after the Final Conversion Date (the date on which (x) the aggregate outstanding shares of common stock owned by (i) ORIX USA, (ii) the HL Voting Trust and (iii) the beneficiaries of the HL Voting Trust or certain of their transferees, together with (y) the outstanding shares of our common stock (A) received by a holder of our common stock in connection with the grant, vesting and/or payment of an equity compensatory award and (B) with respect to which such holder has given the right to vote, pursuant to an irrevocable proxy, to the person or persons as may be designated by us from time to time, collectively represent less than 20% of the then aggregate outstanding shares of common stock, or on a date specified by the holders of at least 66 2/3% of the outstanding shares of Class B common stock), directors may be removed by stockholders only for cause and only with the affirmative vote of at least 66 2/3% of the voting interest of stockholders entitled to vote. Additional provisions with regard to removal of directors are included in the Stockholders’ Agreement. Our amended and restated certificate of incorporation also provides that any vacancy on our board of directors may be filled by a majority of the directors then in office.
The term “Post‑IPO Percentage Ownership” means, as of a specified date, the percentage equal to (a) the number of shares held by ORIX USA (directly or through a brokerage or similar account) on such date (not including any shares acquired by ORIX USA after the IPO, other than shares acquired by ORIX USA as a result of a stock split, distribution or similar pro rata reorganization) divided by (b) the total number of shares that were outstanding immediately following the consummation of the IPO, calculated on a fully diluted basis but excluding shares issued as purchase price consideration in certain acquisition transactions. “Percentage Ownership” means, as of a specified date, the percentage equal to (x) the number of shares held by ORIX USA (directly or through a brokerage or similar account) on such date (not including any shares acquired by ORIX USA after the IPO, other than shares acquired by ORIX USA as a result of a stock split, distribution or similar pro rata reorganization) divided by (y) the total number of shares outstanding on such date, calculated on a fully diluted basis.

The board of directors will consider a candidate nominated by a stockholder in a manner consistent with its evaluation of potential nominees, so long as the nomination meets the requirements of our bylaws, as summarized below. The notice of nomination should include the following information:

•	the stockholder's name, record address, and name and principal place of business;

•	the name, age, business address, residence address, and principal occupation or employment of the nominee;

•	the class or series, and number of all shares of the Company's stock owned beneficially or of record by the stockholder and the nominee;

•	whether and the extent to which any derivative or other instrument, transaction, agreement, or arrangement has been entered into by the stockholder or the nominee with respect to the Company's stock;

•	a description of all agreements or arrangements to which the stockholder or the nominee is a party with respect to the nomination, the Company or the Company's stock;

•
a description of agreements or arrangements entered into by the stockholder or the nominee with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the stockholder's voting power;

•	a representation that the stockholder will attend the meeting in person or by proxy to nominate the persons named in its notice; and

•	any other information related to the stockholder or the nominee required to be disclosed in the solicitation of proxies for election of directors under federal securities laws.

The notice must be accompanied by the nominee's consent to be elected and to serve as a director and include certain representations and agreements by the nominee set forth in our bylaws. This notice must be updated, if necessary, so that the information is true and correct as of the record date for the meeting.
Stockholder nominees should be submitted to the Company's General Counsel and Secretary at the Company's principal executive offices. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company's proxy materials for such a meeting, the stockholder must submit the information required by our bylaws and other information reasonably requested by the Company within the timeframe described in the proxy materials for such a meeting.
When the Company or the board of directors is required by contractual obligation (including pursuant to the Stockholders' Agreement) to nominate candidates designated by any person or entity, the selection and nomination of these directors is not subject to the above process.
The nominating and corporate governance committee is responsible for identifying and evaluating potential candidates and recommending such candidates to the board for nomination at the annual meeting. In evaluating director candidates, the nominating and corporate governance committee and the board may consider the following criteria, as well as any other factors that they deem to be relevant: (i) the candidate’s executive and directorial experience; (ii) the candidate’s professional and academic experience relevant to the company’s industry; (iii) the strength of the candidate’s leadership skills; (iv) the candidate’s experience in finance and accounting and/or executive compensation practices; and (v) the candidate's time availability. Generally, the nominating and corporate governance committee and the board will consider candidates who have a high level of personal and professional integrity, strong ethics, and the ability to make mature business judgments. The nominating and corporate governance committee and the board monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the board, as a whole, has the necessary tools to perform its oversight function effectively in light of the company’s business and structure.
Actions by the Board
The Stockholders’ Agreement also provides that the approval of two‑thirds of the board will be required for certain corporate actions until the earlier of the third anniversary of the IPO and the date on which ORIX USA’s Post‑IPO Percentage Ownership first falls below 20%, which, in light of ORIX USA’s right to designate four director nominees during that period, essentially gives ORIX USA veto authority over those actions during such period. If, on the third anniversary of the IPO, ORIX USA’s Post‑IPO Percentage Ownership equals or exceeds 30%, the approval of two‑thirds of the board will continue to be required for such corporate actions until the earlier of the fifth anniversary of the IPO and the date on which ORIX USA’s Post‑IPO Percentage Ownership first falls below 20%. The actions generally requiring two‑thirds board approval during this period include the following:

•	subject to certain exceptions, material changes to the scope or nature of the Company’s business, including launching or terminating a principal line of business;

•	any sale of the Company or any material subsidiary (by way of merger, consolidation, business combination or asset sale) to a third party;

•	cumulative acquisitions with an aggregate purchase price in excess of $225 million during any rolling three‑year period;

•	hiring, terminating, promoting or demoting the chairman, chief executive officer, or president of the Company, or persons serving in equivalent positions;

•
authorizing, creating, subdividing, or issuing any equity securities, other than (i) issuances for employee compensation up to specified levels; (ii) issuances of securities upon the conversion of outstanding convertible securities or compensation awards; and (iii) issuances representing less than 50.1% of the purchase price in connection with permitted acquisitions;

•
subject to certain exceptions, redemption or repurchase of any equity securities in excess of the number of shares underlying annual employee stock compensation grants made during the relevant fiscal year;

•	liquidation, dissolution or voluntary bankruptcy of the Company or any of its material subsidiaries, or any other similar extraordinary transactions;

•	waiver of certain transfer restrictions;

•
specified material changes in compensation structure, including any payment or grant of compensation that causes the consolidated compensation expense of the Company to be in excess of the Company’s target compensation ratio; and

•	amendment of the Company’s organizational documents and lock‑up agreements.

Controlled Company
The HL Voting Trust and ORIX USA control a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the rules of the New York Stock Exchange. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (i) a majority of our board of directors consist of independent directors and (ii) that our board of directors have compensation and nominating and corporate governance committees composed entirely of independent directors, as independence is defined in Rule 10A‑3 of the Exchange Act and under the New York Stock Exchange listing standards. For an indeterminate period, we intend to utilize these exemptions. As a result, although we have a fully independent audit committee as required by the New York Stock Exchange, a majority of our directors are not currently independent and we do not expect in the immediate future that the majority of our directors will be independent. Accordingly, although we may transition to a board with a majority of independent directors prior to the time we cease to be a “controlled company,” for such period of time our shareholders will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. Holders of Class A common stock do not have the same protections afforded to stockholders of companies that are subject to such requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on the New York Stock Exchange, we will be required to comply with these provisions within the applicable transition periods.
Director Independence
Prior to each director’s appointment, our board of directors undertook a review of the independence of our directors and determined that Messrs. Schriesheim and Van de Bunt as well as Dr. Kosecoff are each independent directors as defined under the rules of the New York Stock Exchange. Under the listing requirements of the New York Stock Exchange, our board of directors is required to have at least three independent directors meeting the New York Stock Exchange’s independence standards and we fulfill such requirements.

Board and Committee Meetings; Annual Meeting Attendance
During fiscal 2017, our board of directors held four meetings, our audit committee held nine meetings, our compensation committee held five meetings and our Nominating and Corporate Governance Committee held three meetings. During fiscal 2017, each director attended at least 75% of the total number of meetings of the board of directors and committees on which the director served. Under our corporate governance guidelines, directors are expected to attend the Company's annual meetings of stockholders, either in person or by telephone A director who is unable to attend an annual meeting of stockholders (which it is understood will occur on occasion) is expected to notify the chairman of the board of directors. All or our directors attended the 2016 Annual Meeting of Stockholders in person.
The chair of the Audit Committee, or in his or her absence a director designated by the chair of the Audit Committee, presides over executive sessions of the independent directors which are held on a regularly scheduled basis, not less than once per year.
Communication with the Board of Directors
Any stockholder or other interested parties who would like to communicate with the board of directors, the independent directors as a group or any specific member or members of the board of directors should send such communications to the attention of our General Counsel and Secretary at Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Communications should contain instructions specifying for which member or members of the board of directors the communication is intended. Such communications will generally be forwarded to the intended recipients. However, our General Counsel and Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.
Compensation Committee Interlocks and Insider Participation
During fiscal 2017, the members of our compensation committee were Messrs. Beiser, Schriesheim, Preiser and Wilson. Mr. Beiser is our Chief Executive Officer and Mr. Preiser is our Co-President. Other than Messrs. Beiser and Preiser, none of the members of our compensation committee has ever been an officer or employee of our Company or any of our subsidiaries. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Board Committees
Pursuant to the Stockholders’ Agreement, until the earlier of the fifth anniversary of the IPO or the date on which ORIX USA’s Post‑IPO Percentage Ownership first falls below 10%, each standing committee must have at least one director nominee designated by each of ORIX USA and the HL Voting Trust as a member of such committee; provided that each of ORIX USA and the HL Voting Trust has caused its respective designated director to resign from the audit committee prior to the first anniversary of the IPO. In addition, actions and recommendations of any such standing committee will be subject to the approval of the board of directors. See “—Composition of our Board of Directors.”
Current copies of each committee’s charter are posted on our website, www.hl.com. The information on any of our websites is deemed not to be incorporated in or be a part of this Proxy Statement or any other document filed with or furnished to the SEC.
Audit Committee
The audit committee is responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non‑audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee currently consists of Messrs. Schriesheim and Van de Bunt and Dr. Kosecoff, with Mr. Schriesheim serving as chair. Rule 10A‑3 of the Exchange Act and the New York Stock Exchange rules require us to have an audit committee composed entirely of independent directors within one year of the date of the IPO. Our board of directors has affirmatively determined that Messrs. Schriesheim and Van de Bunt and Dr. Kosecoff meet the definition of an “independent director” for purposes of serving on an audit committee under Rule 10A‑3 and the New York Stock Exchange rules. In addition, our board of directors has determined that Mr. Schriesheim qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S‑K.
Compensation Committee
The compensation committee’s responsibilities include:

•	reviewing and approving (either alone or, if directed by the board, in conjunction with a majority of the independent directors on the board) the compensation of our Chief Executive Officer;

•	reviewing and setting, or recommending to the board, the compensation of our other executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	selecting independent compensation consultants and advisors and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors; and

•	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans.

Our compensation committee currently consists of Messrs. Beiser, Schriesheim, Preiser and Wilson with Mr. Beiser serving as chair. Mr. Beiser, an executive officer, participates in the deliberations of the compensation committee in determining executive officer and director compensation, except as otherwise determined by the committee. As a controlled company, we rely upon the exemption from the requirement that we have a compensation committee composed entirely of independent directors. In April 2017, the company retained Vivient Consulting to provide advice to the compensation committee in connection with the design and implementation of our Amended and Restated 2016 Incentive Award Plan and executive bonus opportunities granted thereunder.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; and

•	developing and recommending to our board of directors a set of corporate governance guidelines and principles, which are posted on our website, www.hl.com.

The committee , in nominating director candidates, considers candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. The committee may also consider the following criteria, as well as any other factor that they deem relevant: potential conflicts of interest with the candidate's other personal and professional pursuits; experience in corporate management; public company board experience; professional and academic experience; leadership skills; experience in finance, accounting or executive compensation; and, whether the candidate has the time available to prepare for, and participate in, board and committee meetings.
The members of our nominating and corporate governance committee are Messrs. Gold, Van de Bunt, Adelson and Barger and Dr. Kosecoff, with Mr. Gold serving as chair. As a controlled company, we rely upon the exemption from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors.

Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code, as well as a copy of our corporate governance guidelines, on our website, www.hl.com. In addition, we intend to post on our website all disclosures that are required by law or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics. The information on any of our websites is deemed not to be incorporated in or be a part of this Proxy Statement or any other document filed with or furnished to the SEC.

DIRECTOR COMPENSATION
Overview
In connection with our IPO, we approved and implemented a compensation policy which is applicable for our directors who are not our employees or employees of our subsidiaries or nominees of ORIX USA or the HL Voting Trust (each an “outside director”). Directors who are not outside directors did not receive compensation for their services as directors in fiscal 2017.
Each director was reimbursed for their travel expenses incurred in connection with his or her attendance at full board of directors or committee meetings.
Cash Compensation
Each outside director receives an annual cash retainer for his or her services equal to $62,500, payable quarterly in arrears, and pro-rated to reflect any partial year served.
Equity Compensation
Each outside director also receives, on each April 30, an annual, fully vested award of common stock with a dollar-denominated grant-day value of $62,500.
Additionally, each outside director who was serving on our board of directors at the time of our IPO received a one-time award of restricted stock with a dollar-denominated value equal to $100,000 (based on the IPO price); these awards vested in full on the first anniversary of the closing of the IPO. Upon joining the Board of Directors on June 20, 2016, Dr. Kosecoff recieved a one-time award of restricted stock with a dollar-denominated value equal to $100,000 (based on closing price of our Class A common stock on such date); this award vested in full on June 20, 2017.
The following table provides additional detail regarding the 2017 compensation of our outside directors:
Fiscal 2017 Outside Director Compensation

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total
Robert A. Schriesheim	$62,500	$62,500	$125,000
Bennet Van de Bunt	62,500	62,500	125,000
Jacqueline B. Kosecoff	33,139	100,000	133,139

(1)
Messrs. Adelson, Beiser, Gold, and Preiser (directors who are employees of the Company) and Messrs. Barger, Lenhardt, Nishitani and Wilson (directors who are nominees of ORIX USA) are not included in this table. None of these individuals received any compensation for services as a director.

(2)
Amounts reflect the full grant‑date fair value of restricted stock and common stock awards granted during the relevant fiscal year, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the outside director. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in Note 10-Employee Benefit Plans to our audited consolidated financial statements included in our Form 10-K.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In fiscal 2017, our “named executive officers” and their positions were as follows:

•	Scott L. Beiser, Chief Executive Officer;

•	Irwin N. Gold, Executive Chairman; and

•	Scott J. Adelson, Co‑President and Global Co‑Head of Corporate Finance.

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for our fiscal years ended March 31, 2016 and March 31, 2017.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	All Other Compensation (3)	Total
Scott L. Beiser	2017	$400,000	$2,592,812	$1,141,002	—	$4,133,814
Chief Executive Officer	2016	400,000	1,663,742	944,832	—	3,008,574
Irwin N. Gold	2017	400,000	1,842,812	674,335	—	2,917,147
Executive Chairman	2016	400,000	1,130,409	919,842	—	2,450,251
Scott J. Adelson	2017	400,000	4,215,877	902,000	—	5,517,877
Co‑President and Global Co‑Head of Corporate Finance	2016	400,000	297,516	5,699,841	1,209,501	7,606,858

(1)
As described in further detail below under the caption “Narrative Disclosure to Summary Compensation Table—Incentive Compensation—Annual Incentive Compensation Program,” our fiscal 2017 annual discretionary incentive compensation program was paid, in part, in cash bonuses and the remainder in restricted stock awards (granted in fiscal 2018), based on a subjective review of Company and individual performance for fiscal 2017. Amounts in this column with respect to fiscal 2017 include the payment of (i) discretionary cash bonuses awarded to the named executive officers with respect to fiscal 2017 performance, which for Messrs. Beiser, Gold and Adelson were $2,450,000, $1,700,000 and $3,620,844, respectively, (ii) 2/9 of the cash portion of IPO grants that were made to the named executive officers in connection with our IPO, which for Messrs. Beiser, Gold and Adelson were $142,812, $142,812 and $595,033, respectively. A portion of fiscal 2017 annual discretionary incentive compensation was paid to Messrs. Beiser, Gold and Adelson in the form of restricted stock awards in fiscal 2018, which consisted of 23,454, 16,275 and 35,620 shares granted, respectively, which have grant date dollar‑denominated values of $816,668, $566,696, and $1,240,288, respectively, vesting in substantially equal one‑quarter installments on the date on which annual bonuses are paid to officers of the Company (on or about May 15) for the fiscal years ending March 31, 2018, 2019, 2020 and 2021, subject to the executive’s continued employment through the applicable vesting date. The number of shares was determined by dividing the applicable value by the closing price per share of our Class A common stock on May 15, 2017 (the date of such grants). Mr. Adelson also received a grant of restricted stock units with a dollar denominated value of $250,000, vesting in substantially equal one‑quarter installments on the date on which annual bonuses are paid to officers of the Company (on or about May 15) for the fiscal years ending March 31, 2018, 2019, 2020 and 2021, subject to Mr. Adelson's continued employment through the applicable vesting date. Mr. Adelson's grant of restricted stock units may be settled either in cash or by delivery of a number of shares of common stock equal to the dollar amount vesting on the applicable date divided by the fair market value of our common stock on such vesting date. Because these grants were made in fiscal 2018, in accordance with SEC rules, the associated values and numbers of shares do not appear in this Summary Compensation Table, but will appear in our proxy statement or annual report following the end of fiscal 2018.

(2)
Amounts reflect the full grant‑date fair value of restricted stock and common stock awards granted during the relevant fiscal year, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 10—Employee Benefit Plans to our audited consolidated financial statements included in our Form 10-K. In accordance with SEC rules, the amounts in this column reflect restricted stock and common stock awards granted during the relevant fiscal year that were awarded to the named executive officers.

(3)	The amount for Mr. Adelson in this column reflects forgiveness in July 2015 of outstanding principle and interest on a loan made to him in 2013.

Narrative Disclosure to Summary Compensation Table
The primary elements of compensation for our named executive officers are base salaries, annual cash bonuses and equity compensation awards. The named executive officers also participate in employee benefit plans and programs that we offer to our other full‑time employees on the same basis, including medical, dental, vision and death/disability benefits.
Base Salaries
The named executive officers receive base salaries that are intended to provide a fixed component of compensation commensurate with the executive’s skill set, experience, role and responsibilities.
The total base salaries earned by our named executive officers in fiscal 2017 are disclosed in the Summary Compensation Table above.
The following table sets forth fiscal 2018 base salaries for each of our named executive officers.

Named Executive Officer	Fiscal 2018 Annual Base Salary
Scott L. Beiser	$400,000
Irwin N. Gold	400,000
Scott J. Adelson	400,000
We expect that base salaries for the named executive officers will be reviewed periodically by the board of directors or the compensation committee, with adjustments expected to be made generally in accordance with the considerations described above and to maintain base salaries at competitive levels.
Incentive Compensation
Annual Incentive Compensation Program
With respect to fiscal 2017 performance, we have paid and awarded cash bonuses and equity awards to our named executive officers with respect to both achievement of our short‑term financial and strategic objectives and progress made toward our longer‑term growth and other goals. During fiscal 2017, we did not maintain a formal bonus program; rather, annual bonuses have been determined on a discretionary basis based on a subjective assessment of the applicable executive’s performance and the performance of the Company.
Historically, after the end of the applicable fiscal year, a dollar‑denominated value for each named executive officer’s total annual incentive compensation award has been determined, and a portion of the total dollar‑denominated award has then been paid in cash, with the remainder granted in the form of restricted stock awards. The cash bonuses typically have been paid in part in the first quarter following the end of the applicable fiscal year, with the remainder paid on or about November 30 of the fiscal year following that in which it was earned, subject to the applicable executive’s continued employment through the payment date. Restricted stock awards typically have been granted in the first quarter following the end of the applicable fiscal year. The number of our shares subject to each restricted stock award is based on the closing price per share of our Class A common stock as of the date of grant, with each award vesting in substantially equal one‑fourth installments over the following four years, subject to continued employment (except in the case of the applicable executive’s death).
With respect to fiscal 2017, the cash bonuses awarded to Messrs. Beiser, Gold and Adelson for fiscal 2017 performance were $2,450,000, $1,700,000 and $3,620,844, respectively, and are included in the Summary Compensation Table above. The cash bonuses have been paid in part, with the remainder payable on or about November 30, 2017, subject to the applicable executive’s continued employment through the payment date.

Equity Awards
The Summary Compensation Table above reflects the grant date fair value of stock awards granted in fiscal 2017 pursuant to our fiscal 2016 bonus program. The total number of shares of restricted Class B common stock that was awarded to each named executive officer in fiscal 2017 is set forth in the following table.

Named Executive Officer	Stock Awards Granted in Fiscal 2017
Scott L. Beiser	45,260
Irwin N. Gold	26,749
Scott J. Adelson	35,780
In addition, in February 2017 in connection with a public offering of shares of our Class A shares of common stock, our board determined to accelerate the vesting of outstanding restricted stock awards such that the portion of each restricted stock award originally scheduled to vest on April 30, 2017 instead vested on the closing of such offering.
Other Elements of Compensation
We provide customary employee benefits to our full‑ and eligible part‑time employees, including our named executive officers, in the United States, including medical and dental benefits, short‑term and long‑term disability insurance, accidental death and dismemberment insurance and life insurance.
We also maintain a 401(k) retirement savings plan for our employees in the United States, including our named executive officers, who satisfy certain eligibility requirements. Under our 401(k) plan, eligible employees may defer a portion of their compensation, within prescribed tax code limits, on a pre‑tax basis through contributions to the 401(k) plan. We did not make any matching contributions under our 401(k) plan to our named executive officers’ 401(k) accounts during fiscal 2017.
We do not make gross‑up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.
Outstanding Equity Awards at Fiscal Year‑End
The following table summarizes the number of shares of our Class B common stock underlying outstanding equity incentive plan awards for each named executive officer as of March 31, 2017 (note that awards granted in 2015 were originally made in Fram common stock that were converted into restricted shares of our Class B common stock in the corporate reorganization in connection with the IPO).

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)
Scott L. Beiser	April 30, 2015	1,389	(2)	$48,365
	August 12, 2015	27,218	(3)	$947,731
	April 30, 2016	33,945	(4)	$1,181,965
Irwin N. Gold	April 30, 2015	992	(2)	$34,541
	August 12, 2015	27,218	(3)	$947,731
	April 30, 2016	20,062	(5)	$698,559
Scott J. Adelson	April 30, 2015	2,024	(2)	$70,476
	August 12, 2015	113,409	(3)	$3,948,901
	April 30, 2016	26,835	(6)	$934,395

(1)	The market value of shares of stock that were not vested as of March 31, 2017 is calculated based on the closing price per share of our Class A common stock as of March 31, 2017.

(2)	The remaining shares outstanding under this restricted stock award will vest on April 30, 2018.

(3)	The remaining shares outstanding under this restricted stock award will vest as to one-third of the aggregate number of shares of our Class B common stock on each of April 30, 2018, 2019 and 2020.

(4)	This restricted stock award will vest as to 11,315 shares of our Class B common stock on each of May 15, 2018, 2019 and 2020.

(5)	This restricted stock award will vest as to 6,687 shares of our Class B common stock on each of May 15, 2018 and May 15, 2019 and as to 6,688 shares of our Class B common stock on May 15, 2020.

(6)	This restricted stock award will vest as to 8,945 shares of our Class B common stock on each of May 15, 2018, 2019 and 2020.
Executive Compensation Arrangements
We have not entered into any employment, severance or change in control arrangements with our named executive officers. However, upon a named executive officer’s death, the vesting of any unvested shares granted pursuant to outstanding restricted stock awards held by such executive would partially accelerate with respect to a number of shares that otherwise would have vested on the following vesting date (i.e., one-third, one-fourth or two-ninths of the total number of shares).

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock, as of July 21, 2017, for:

•	each person known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;

•	each of our named executive officers and directors; and

•	all of our executive officers, directors and director nominees as a group.
The number of shares of our common stock beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares of our common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares of our common stock beneficially owned by an individual or entity and the percentage ownership of that person, shares of our common stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of July 21, 2017, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Houlihan Lokey, Inc.; 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Each of the stockholders listed has sole voting and investment power with respect to the shares of our common stock beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Class A		Class B		% total voting power***
Name of beneficial owner	Shares	Percentage**	Shares	Percentage**
5% Stockholders
ORIX USA(1)	1,500,000	6.4%	13,210,331	30.3%	29.1%
HL Voting Trust(2)	—	—	30,363,967	69.7%	66.1%
Black Rock Fund Advisors	1,821,655	7.8%	—	—	*
Royce & Associates, LP	1,628,848	7.0%	—	—	*
The Vanguard Group, Inc.	1,604,526	6.9%	—	—	*
Ariel Investments, LLC	1,566,735	6.7%	—	—	*
Burgundy Asset Management, LTD	1,238,818	5.3%	—	—	*
T. Rowe Price Associates, Inc.	1,238,484	5.3%	—	—	*
Named Executive Officers, Directors and Director Nominees
Scott L. Beiser(3)	—	—	30,363,967	69.7%	66.1%
Irwin N. Gold(4)	—	—	30,363,967	69.7%	66.1%
Scott J. Adelson(5)	—	—	1,048,670	2.4%	2.3%
David A. Preiser	—	—	678,729	1.6%	1.5%
Hideto Nishitani	—	—	—	—	—
Ron K. Barger	—	—	—	—	—
Paul E. Wilson	—	—	—	—	—
Robert J.B. Lenhardt	—	—	—	—	—
Robert A. Schriesheim	18,224	*	—	—	—
Bennet Van de Bunt	24,104	*	—	—	—
Jacqueline B. Kosecoff	6,042	*	—	—	—
All directors and executive officers as a group (13 persons)	48,370	*	30,363,967	69.7%	66.1%

*	Less than 1%.

**	Based on 23,382,144 shares of Class A common stock and 43,574,298 shares of Class B common stock outstanding as of July 21, 2017.

***
Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock will be entitled to one vote per share and each share of Class B common stock will be entitled to ten votes per share. For more information, see “Description of Capital Stock—Class A Common Stock and Class B Common Stock,” in our Annual Report on Form 10-K.

(1)
The following individuals are the members of the board of directors of ORIX USA and as such may be deemed to share voting and dispositive control of the shares of common stock held by ORIX USA: Yoshihiko Miyauchi, Makoto Inoue, Kazuo Kojima, Hideto Nishitani and Clint McDonnough. These individuals disclaim beneficial ownership of the shares held by ORIX USA. ORIX USA’s shares are held directly by ORIX HLHZ Holding LLC, a Delaware limited liability company, which is wholly owned by ORIX Capital Markets, LLC, a Delaware limited liability company, which is wholly owned by ORIX USA. The address of all three ORIX entities is 1717 Main Street, Suite 1100, Dallas, Texas 75201.

(2)
Consists of shares of Class B common stock held indirectly through the HL Voting Trust of which Scott L. Beiser and Irwin N. Gold are the trustees. All decisions with respect to the voting of the Class B common stock held by the HL Voting Trust will be made by the trustees of the HL Voting Trust, in their sole and absolute discretion. The HL Voting Trust will terminate on the earlier of (1) the written agreement of the Company and the trustees and (2) the conversion of all of the shares of Class B common stock into Class A common stock in accordance with our charter.

(3)
Consists of shares of Class B common stock held through the HL Voting Trust, of which Mr. Beiser is a trustee. Mr. Beiser disclaims beneficial ownership of such shares except to the extent of 1,117,302 shares held by The Beiser Stock Trust, over which Mr. Beiser has disposition power.

(4)
Consists of shares of Class B common stock held indirectly through the HL Voting Trust, of which Mr. Gold is a trustee. Mr. Gold disclaims beneficial ownership of such shares, except to the extent of 1,582,854 shares held by The Gold Stock Trust, over which Mr. Gold has disposition power.

(5)	Consists of 1,048,670 shares held by the Adelson Stock Trust, over which Mr. Adelson has disposition power.
Equity Compensation Plan Information
The following table sets forth information, as of March 31, 2017, concerning compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders(1)	369,898	(2)	—	21,396,741	(3)
Equity Compensation Plans Not Approved by Security Holders	—		—	—
Total	369,898			21,396,741

(1)
Consists of the Houlihan Lokey, Inc. 2006 Incentive Compensation Plan (“2006 Plan”) and the Houlihan Lokey, Inc. 2016 Incentive Award Plan (“2016 Plan”). The aggregate number of securities available for issuance under awards granted pursuant to the 2016 Plan as of March 31, 2017 is equal to the sum of (i) 9,810,988 shares and (ii) any shares of our Class B common stock either that are subject to awards under the 2006 Plan that terminate, expire or lapse for any reason following the IPO or that remained available for issuance under the 2006 Plan as of the IPO. The annual increase will be equal to the lowest of (i) 6,540,659 shares of our Class A common stock and Class B common stock, (ii) six percent of the shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding fiscal year (beginning with fiscal year 2017) and (iii) such smaller number of shares as determined by our board of directors. Calculations of outstanding shares are determined on a fully-diluted, as-converted basis.

(2)
Represents the number of shares issuable under dollar-denominated awards granted under the 2006 Plan and the 2016 Plan that were outstanding as of March 31, 2017, assuming that such awards were settled in shares based on the closing price of our Class A common stock on that date. Awards ultimately will be settled in either cash or shares of our Class B common stock based on the closing price on the applicable vesting date.

(3)
Represents the number of shares remaining available for future issuance under the 2016 Plan as of March 31, 2017. From and after the date of our IPO, no additional awards will be granted under the 2006 Plan. Shares can be issued under the 2016 Plan as either Class A common stock or Class B common stock.

Stock Performance

The stock performance graph below compares the performance of an investment in our Class A common stock, from August 13, 2015 through March 31, 2017, with that of the S&P 500 Index and the S&P Financial Index. The graph assumes $100 was invested in each of our Class A common stock on August 13, 2015 (at the closing price on the first trading day following our initial public offering), the S&P 500 Index and the S&P Financial Index. It also assumes that dividends were reinvested on the date of payment without payment of any commissions. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's common stock to file reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. We assist our directors and officers with their Section 16(a) filings. Based solely on a review of reports filed with the SEC and written representations from directors and executive officers, we believe that all required reports under Section 16(a) were timely filed during fiscal 2017.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Transactions and Relationships with ORIX USA and its Affiliates
We have been and expect to continue to be a party to various agreements with ORIX USA and its affiliates, some of which were entered into or modified in connection with the corporate reorganization that preceded the IPO as described in the section titled “Organizational Structure” in our Annual Report on Form 10-K.
We provide financial advisory services to ORIX USA and its affiliates and received fees for these services totaling approximately $7.5 million during fiscal 2017. In connection with the IPO, we entered into a Transition Services Agreement with ORIX USA, L.P. dated as of August 18, 2015 (the “Transition Services Agreement”), pursuant to which ORIX USA, L.P. provides internal audit, Sarbanes‑Oxley compliance, tax and auditor‑related assistance services for the benefit of the Company as well as some services arising out of the termination of a previous services agreement. The Company paid approximately $269,000 for these services in fiscal 2017. The Transition Services Agreement had an initial term of six months and automatically extends for three‑month periods, provided that we have the right to terminate the relationship upon 30 days’ notice prior to the end of each period, and ORIX USA, L.P. has the right to terminate the relationship upon 90 days’ notice. The Transition Services Agreement was amended as of August 31, 2016 to eliminate the provision of services related to internal audit and Sarbanes-Oxley compliance.
As part of the corporate reorganization that occurred in connection with the IPO, we entered into a letter agreement with ORIX USA and Fram (and, solely with respect to certain sections of the letter agreement, a representative of certain former shareholders of our predecessor entity). Pursuant to the letter agreement, Fram assigned and we assumed, certain promissory notes issued in connection with the redemption of shares of Fram stock following the termination of employment of our former employees. The letter agreement also provides for cross‑indemnities (other than with respect to taxes, which indemnity will be governed by the Tax Sharing Agreement (as defined below)) that (a) generally place the financial responsibility on us for liabilities associated with (i) the assets, liabilities, operations, business, affairs and other activities of or relating to our business prior to the corporate reorganization that occurred in connection with the IPO and (ii) claims from former stockholders of Fram (other than ORIX USA or its affiliates) regarding the corporate reorganization, the previous issuance, redemption or repurchase by Fram of equity awards and restricted stock under the 2006 Plan and the Fram Stockholders’ Agreement and the payment of other compensation by Fram and (b) generally place the financial responsibility on ORIX USA for liabilities associated with the assets, liabilities, operations, business, affairs or other activities of or relating to the Fram business (other than our business) prior to the corporate reorganization that occurred in connection with the IPO. The letter agreement also released parties from certain pre‑existing indemnity obligations.
Prior to the IPO, we and each of our corporate subsidiaries as well as Fram were, for United States federal income tax purposes, members of an affiliated group filing a consolidated return of which ORIX USA was the parent. As is customary in affiliated groups of corporations that file a consolidated return, notwithstanding that ORIX USA acted as agent for the entire group and filed a single United States federal income tax return on behalf of the group which included the taxable income of each member of the group, each such member, including us and our subsidiaries, was required, under a tax sharing agreement, to remit to ORIX USA its share of the consolidated tax liability of the group. In connection with the IPO, we agreed, pursuant to the Amended and Restated Tax Sharing Agreement dated August 18, 2015 (the “Tax Sharing Agreement”) with ORIX USA, that ORIX USA will be responsible for all taxes attributable to the assets (the “OCC business”), which were separately managed and controlled by ORIX USA but historically held within the consolidated corporate ownership structure of Fram, including any taxes incurred on the extraction thereof, and we will be responsible for all taxes attributable to (i) our business for any period and (ii) any steps of the corporate reorganization apart from the extraction of the OCC business. Thus, in the event that ORIX USA were to be assessed for taxes attributable to our business for any period, we would be required to compensate ORIX USA for such liability. Similarly, in the event we were assessed for taxes attributable to the OCC business or the extraction thereof, ORIX USA would be required to compensate us for such liability. In addition, if ORIX USA is unable to pay any prior period taxes for which it is responsible, we could be required to pay the entire amount of such taxes.

In February 2017, the Company conducted a public offering of Class A common stock (the "Follow-on Offering") in which both the Company and certain employee stockholders sold shares to the public. In connection with the Follow-on Offering we entered into a Forward Share Purchase Agreement, pursuant to which the Company agreed to repurchase from ORIX USA on April 5, 2017 the number of shares of our Class B common stock equal to the number of shares of our Class A common stock sold by the Company in the Follow-on Offering (including any shares sold upon the exercise by the underwriters of their option to purchase additional shares of our Class A common stock) for a purchase price per share equal to the public offering price in the Follow-on Offering less underwriting discounts and commissions. On April 5, 2017, the Company settled the transaction provided for in the Forward Share Purchase Agreement and acquired 6,900,000 shares of Class B common stock from ORIX USA using the net proceeds we received from the Follow-on Offering. In accordance with the terms of the Forward Share Purchase Agreement, the purchase price per share under the Forward Share Purchase Agreement was reduced by the per share amount of the dividend paid to ORIX USA on the shares of our Class B common stock subject to the Forward Share Purchase Agreement prior to the settlement of the transaction.

In February 2017, the Company entered a loan agreement with Houlihan Lokey (Australia) Pty Limited, the entity operating our joint venture in Australia. The Company loaned the joint venture A$2,500,000 (approximately US$1,900,000 as of March 31, 2017) which is included in receivables from affiliates and which bears interest at 2.0%. Interest income earned by the Company related to this receivable from affiliate was approximately $19,000 during the years ended March 31, 2017.

Agreements with the HL Holders

HL Voting Trust Agreement

In connection with the corporate reorganization preceding the IPO, we entered into the Voting Trust Agreement. Pursuant to the Voting Trust Agreement, the trustees have the right to vote the shares of our common stock deposited by any HL Holder, together with any future voting securities received by such HL Holder, in their sole and absolute discretion on any matter, without fiduciary duties of any kind to the HL Holders. As of September 2, 2016, the HL Voting Trust controlled approximately 59.1% of the total voting power of the Company.
Lock‑Up Agreements
In connection with the corporate reorganization preceding the IPO, each HL Holder that deposited shares of our common stock into the HL Voting Trust also entered into an individual lock‑up agreement with the Company. Under these lock‑up agreements, shares of our common stock deposited into the HL Voting Trust and beneficially owned by the HL Holders are generally locked up for a period of three years following the effective date of the IPO, after which these shares will become transferable in three equal installments on each of the third, fourth and fifth anniversary of the IPO; provided that shares of our common stock held by managing directors and certain senior corporate officers of the Company whose employment with us or any of our subsidiaries terminates prior to the third anniversary of the IPO for reasons other than death or disability will be subject to transfer restrictions, and will be ineligible to participate in any follow‑on offerings, in each case, through the seventh anniversary of the IPO. Notwithstanding the foregoing, the lock‑up agreements provide that:

•
up to 10% of each HL Holder’s shares held through the HL Voting Trust may be transferred for the purpose of charitable gifts and transfers to various family trusts for estate planning purposes, with any shares transferred under this exception reducing the number of shares that become transferable on the next transferability date; and

•
our board of directors may authorize sales in underwritten offerings in accordance with the terms of the registration rights agreement entered into between HL and the HL Holders; provided that any shares sold under this exception will reduce the number of shares that become transferable on the next transferability date.

Under the lock‑up agreements, our board of directors may consent to exceptions to those transfer restrictions, subject to any limitations or conditions imposed by it.
Stockholders’ Agreement
In connection with the IPO, we entered into the Stockholders’ Agreement. Pursuant to the Stockholders’ Agreement, our board of directors initially consisted of ten members, with ORIX USA and the trustees on behalf of the HL Voting Trust each having the right to recommend the nomination of four of the ten board members. The number of board members that ORIX USA is entitled to recommend for nomination is subject to maintaining certain ownership thresholds. If ORIX USA loses its right to recommend for nomination any director nominees pursuant to the terms of the Stockholders’ Agreement, these positions will generally be filled by individuals recommended for nomination by the trustees on behalf of the HL Voting Trust. The Stockholders’

Agreement also provides that approval of two‑thirds of the board will be required for certain corporate actions for a period of time based on ORIX USA’s continuing ownership level.
Under the Stockholders’ Agreement, we have agreed with ORIX USA upon certain standards to be satisfied in order for shares of our common stock subject to individual lock‑up agreements to participate in underwritten offerings. In particular:

•
the price, size, timing and other terms of any such sales must be approved by our board of directors and, until the first anniversary of the expiration of the 180‑day underwriters’ IPO lock‑up, may be delayed by ORIX USA by up to 120 days;

•
so long as ORIX USA maintains ownership of 10% or more of our outstanding common stock on a fully diluted basis, the number of shares of our common stock held by employees of the Company may not fall below 42%, 37% or 32% of outstanding stock on a fully diluted basis during the first, second or third year after the IPO, respectively;

•
all HL Holders not subject to a five‑year or seven‑year lock‑up will generally be offered the opportunity to participate on a pro rata basis, and no HL Holder who is also a member of our board of directors may sell more than his or her pro rata share without board approval; and

•
if ORIX USA is participating in an underwritten offering, then the relative participation of ORIX USA and the participating HL Holders in the offering will be determined consistent with the applicable registration rights agreement, pursuant to which, in the event of any necessary reduction in the size of the offering, such reduction shall be applied so that 75% of the shares in the offering will be sold by ORIX USA and 25% of the shares in the offering will be sold by the HL Holders (or as close to such ratio as possible, given the desired amounts and the size of any necessary reduction).

Registration Rights Agreements
In connection with the IPO, we entered into Registration Rights Agreements with each of ORIX USA and the HL Holders (each dated as of August 18, 2015) pursuant to which these holders can demand that we file a registration statement relating to shares of our common stock, including shares of our Class A common stock issuable upon conversion of the shares of our Class B common stock, which common stock we refer to as registrable shares, and can request that their registrable shares be covered by a registration statement that we are otherwise filing. In the case of the HL Holders, these rights are subject to the lock‑up provisions discussed above.
Demand Registration Rights. Subject to the terms of the lock‑up agreements entered into by the selling stockholders, the holders of registrable shares entitled to demand registration rights may request that we register all or a portion of their registrable shares for sale under the Securities Act of 1933, as amended (the "Securities Act"). We will effect the registration as requested unless, in the good faith and reasonable judgment of our board of directors, such registration should be delayed. We may be required to effect up to three such registrations each year commencing August 18, 2016, any of which may involve an underwritten offering. In addition, when we are eligible for the use of Form S‑3, or any successor form, holders of registrable shares entitled to demand registration rights may make unlimited requests that we register all or a portion of their registrable shares for sale under the Securities Act on Form S‑3, or any successor form.
Incidental Registration Rights. In addition, if at any time after the IPO we register any shares of our Class A common stock, the holders of all registrable shares are entitled to notice of the registration and to have all or a portion of their registrable shares included in the registration.
Other Provisions. In the event that any registration in which the holders of registrable shares participate pursuant to either of our Registration Rights Agreements is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions.
We will pay all registration expenses related to any demand or incidental registration, other than underwriting discounts, selling commissions and transfer taxes. The Registration Rights Agreements contain customary cross‑indemnification provisions, pursuant to which we will be obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they will be obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.
Indemnification Agreements
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Policies and Procedures for Related Person Transactions
Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Prior to the IPO, our board of directors adopted a Related Person Transaction Policy and Procedures that is in conformity with the requirements for issuers having publicly‑held common stock that is listed on the New York Stock Exchange. Under this policy:

•
any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the board of directors composed solely of independent directors who are disinterested or by the disinterested members of the board of directors; and

•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the board of directors or recommended by the compensation committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•
management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes‑Oxley Act.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non‑employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside” or “non‑employee” director, as applicable, under the rules and regulations of the SEC, the New York Stock Exchange and the Internal Revenue Code of 1986, as amended.
PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR
Our audit committee has appointed KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending March 31, 2018. Although stockholder ratification of the appointment of KPMG is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance. The ratification of the appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of KPMG, the audit committee will reconsider the appointment. Even if stockholders ratify the appointment of KPMG, the audit committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
        The board of directors recommends that you vote "FOR" the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending March 31, 2018.

KPMG Fees
The following table presents aggregate fees billed to the Company for services rendered by KPMG during the years ended March 31, 2017 and March 31, 2016.

Name (1)	2017	2016
Audit Fees(1)	$1,264,500	$1,225,000
Audit-Related Fees(2)	592,480	572,000
Tax Fees(3)	258,201	277,500
Total	2,115,181	2,074,500

(1)
Audit fees include fees for the audit of our fiscal 2017 and 2016 consolidated financial statements and other services that are normally provided by the independent accountants in connection with statutory and regulatory filings, including reviews of documents filed with the SEC. Audit fees incurred in fiscal 2016 include fees of $968,833 related to services performed in connection with our IPO, including comfort letters, consents and review of documents filed with the SEC. Audit fees incurred in fiscal 2017 include fees of $215,000 related to services performed in connection with the Follow-on Offering, including comfort letters, consents and review of documents filed with the SEC.

(2)	Audit-related fees in fiscal 2017 and 2016 include fees billed for our subsidiary audits.

(3)	Tax fees include fees billed in the respective periods for tax compliance and consultations regarding the tax implications of certain transactions.
Audit Committee Pre-Approval
All services performed by KPMG for the Company and its subsidiaries pursuant to engagements entered into after our IPO have been pre-approved by the audit committee. The audit committee has adopted a pre-approval policy, which requires that before the independent auditor is engaged for any services, the audit committee must approve these services, including the fees and terms. Services are reviewed taking into account the terms of the policy, and, for types of services not pre-approved in the policy, the rules of the SEC and the Public Company Accounting Oversight Board.
PROPOSAL 3: APPROVAL OF OUR AMENDED AND RESTATED 2016 INCENTIVE AWARD PLAN
General
Our stockholders are being asked to approve an amendment and restatement of the 2016 Incentive Award Plan to satisfy the stockholder approval requirements of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), Section 422 of the Code (relating to incentive stock options) and to comply with the NYSE stockholder approval requirements. The 2016 Incentive Award Plan is referred to herein as the “Original Plan” and the amended and restated 2016 Incentive Award Plan is referred to herein as the “Restated Plan.” The Board adopted and approved the Restated Plan on July 20, 2017.
Overview of Material Amendments
No Repricings or Exchanges without Stockholder Approval. The Restated Plan amends the Original Plan to require the Company, except with respect to adjustments permitted under the Restated Plan in connection with corporate transactions, to obtain stockholder approval prior to (a) reducing the exercise price of any stock option or stock appreciation right (“SAR”) awarded under the Restated Plan, or (b) cancelling a stock option or SAR awarded under the Restated Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.
Withholding. The Restated Plan amends the Original Plan by authorizing the Company to permit net share tax withholding with respect to awards granted under the Restated Plan up to the maximum statutory withholding rates in the applicable jurisdictions.
Stockholder Approval Under Section 162(m). Our stockholders are being asked to approve the Restated Plan to satisfy the stockholder approval requirements of Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or certain of our other “named executive officers,” as the term is used in SEC rules. Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount of compensation that can be paid to an employee under the performance goals.
Stockholder approval of the material terms of the performance goals under the Restated Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the Restated Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Restated Plan’s performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the Restated Plan. Nothing in this proposal precludes us or our compensation committee (or an applicable subcommittee) from making any payment or granting awards that are not intended to qualify for tax deductibility under Section 162(m).
The Restated Plan includes a description of the business criteria on which the performance goals may be based and amends the Original Plan to provide that (1) the maximum aggregate number of shares of our common stock with respect to which one or more awards denominated in shares may be granted under the Restated Plan to any one person during any fiscal year is 250,000 shares, and (2) the maximum amount of cash that may be paid to any one person during any fiscal year with respect to one or more awards under the Restated Plan, payable in cash and not denominated in shares, is $15,000,000. The foregoing share numbers may be adjusted to take into account equity restructurings and certain other corporate transactions.
The Restated Plan is not being amended in any material respect other than to reflect the changes described above.
Stockholder Approval Requirement
Specifically, approval of the Restated Plan will constitute approval of the material terms of the Restated Plan pursuant to the stockholder approval requirements of Section 162(m), as discussed above, which is intended to enable (but not require) us to award performance-based compensation within the meaning of Section 162(m) under the Restated Plan, thereby preserving the deductibility of these awards for federal income tax purposes without regard to the deduction limits of Section 162(m).
Approval of the Restated Plan also will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to incentive stock options (“ISOs”) (to the extent required by the Code) and approval pursuant to the NYSE stockholder approval requirements applicable to equity compensation plans.
If our stockholders do not approve the Restated Plan pursuant to this Proposal 3, we will not make any further grants under the Restated Plan to Section 162(m) covered employees or pay any compensation under the Restated Plan to Section 162(m) covered employees (other than pursuant to awards granted prior to the date of our Annual Meeting). The Restated Plan will, however, remain in effect with respect to individuals other than covered employees and we may continue to grant performance-vesting and other equity awards under the Restated Plan to such individuals, subject to the terms and conditions of the Restated Plan.
Summary of the Restated Plan
The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached as Appendix A to this proxy statement.
Purpose
The purpose of the Restated Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. We believe that the Restated Plan is essential to our success. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to our success. The Board and management believe that both equity and cash incentive awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help the Company meet its goals.

Eligibility and Administration
Our employees, consultants and directors, and employees, consultants and directors of our subsidiaries are eligible to receive awards under the Restated Plan, but only employees may be granted ISOs. As of July 21, 2017, there were 7 non-employee directors, approximately 30 consultants and approximately 1,150 employees who would have been eligible for awards under the Restated Plan.
The Restated Plan is administered by the Board with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Exchange Act, stock exchange rules and other laws, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Restated Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Restated Plan, including any vesting and vesting acceleration conditions.
Shares Available for Awards
The aggregate number of shares of common stock that are available for issuance under awards granted pursuant to the Restated Plan is equal to the sum of (i) 9,810,988 and (ii) any shares of our Class B common stock either that were available for issuance under our Amended and Restated 2006 Incentive Compensation Plan (the “2006 Plan”) as of the closing of our initial public offering, or were subject to awards under the 2006 Plan as of the closing of our initial public offering and that terminate, expire or lapse for any reason following the consummation of the initial public offering.
The number of shares initially available for issuance has been, and will continue to be, increased annually beginning on April 1, 2016 and ending on April 1, 2025, by an amount equal to the lowest of:

•	6,540,659 shares of our Class A common stock and Class B common stock;

•	six percent of the shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding fiscal year; and

•	such smaller number of shares as determined by the Board.

No more than 9,786,208 shares of common stock (either Class A or Class B common stock) may be issued upon the exercise of ISOs. Calculations of outstanding shares are determined on a fully-diluted, as-converted basis. Shares issued under the Restated Plan may be authorized but unissued shares, shares purchased in the open market or treasury shares.
If an award under the Restated Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Restated Plan. In addition, shares delivered to satisfy the exercise price and/or applicable tax withholding obligations also will be used again for new granted shares under the Restated Plan. As mentioned above, the Restated Plan amends the Original Plan by authorizing the Company to permit net share tax withholding with respect to awards granted under the Restated Plan up to the maximum statutory withholding rates in the applicable jurisdictions. Awards granted under the Restated Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Restated Plan.
Individual Award Limits
The maximum aggregate number of shares with respect to one or more awards denominated in shares that may be granted to any one person during any fiscal year of the Company is 250,000 shares. However, these numbers may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. The maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more awards payable in cash and not denominated in shares is $15,000,000.
Director Compensation
The Restated Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the Restated Plan’s limitations. The aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718 (or any successor thereto), of cash compensation and awards granted to any non-employee director for services as a director pursuant to the Restated Plan during any fiscal year may not exceed $500,000.

Awards
The Restated Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), restricted stock, dividend equivalents, restricted stock units (“RSUs”), SARs and other stock or cash based awards. Certain awards under the Restated Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Restated Plan are set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•
Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option generally will not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction and except as described below. See “Adjustments, Claw-Back Provisions, Transferability and Participant Payments”. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

•
SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR will generally not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction and except as described below, see “Adjustments, Claw-Back Provisions, Transferability and Participant Payments”), and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

•
Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met, and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

•
Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of other stock or cash based awards, which may include vesting conditions based on continued service, performance and/or other condition.

•
Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Unless otherwise determined by the plan administrator, dividend equivalents payable with respect to the portion of an award that does not vest will be forfeited.

Performance-Based Awards
The plan administrator will determine whether specific performance awards are intended to qualify as “performance-based” compensation under Section 162(m) and will have discretion to pay compensation that does not qualify as “performance-based compensation” and that is not tax deductible.

In order to qualify as “performance-based” compensation under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by “outside directors” within the meaning of Section 162(m) and based on stockholder-approved performance criteria. In asking our stockholders to approve the Restated Plan, we are also requesting our stockholders approve the below performance criteria to allow us to qualify awards as “performance-based” compensation under Section 162(m). In addition to selecting the performance criteria to be used in setting performance goals applicable to performance-based compensation, any award that is intended to qualify as “performance-based” compensation will be subject to any additional limitations set forth in Section 162(m) that are requirements for such qualification.
For purposes of the Restated Plan, one or more of the following performance criteria will be used in setting performance goals applicable to performance-based compensation intended to qualify under Section 162(m), either for the entire Company or a subsidiary, division, business unit or an individual, and may be used in setting performance goals applicable to other stock or cash based awards: (i) net earnings or losses (either before or after one or more of (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes) or adjusted net income; (iv) profits (including, but not limited to, gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; (v) budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); (vi) cash flow (including operating cash flow and free cash flow or cash flow return on capital); (vii) return on assets; (viii) return on capital or invested capital, (ix) cost of capital; (x) return on stockholder’s equity; (xi) total stockholder’s return; (xii) return on sales; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in or maintenance of such price or dividends); (xix) regulatory achievements or compliance; (xx) implementation, completion or attainment of objectives relating to research, development, regulatory, commercial or strategic milestones or developments; (xxi) market share; (xxii) economic value or economic value added models; (xxiii) division, group or corporate financial goals; (xxiv) customer satisfaction/growth; (xxv) customer service; (xxvi) employee satisfaction; (xxvii) recruitment and maintenance of personnel; (xxviii) human resources management; (xxix) supervision of litigation and other legal matters; (xxx) strategic partnerships and transactions; (xxxi) financial ratios (including those measuring liquidity, activity, profitability or leverage); (xxxii) debt levels or reductions; (xxxiii) sales-related goals; (xxxiv) financing and other capital raising transactions; (xxxv) cash on hand; (xxxvi) acquisition activity; (xxxvii) investment sourcing activity; (xxxviii) compensation ratio; and (xxxix) marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results or market performance indicators or indices.
One or more committees or subcommittees of the Board, in its sole discretion, may provide for the exclusion of an event or occurrence which the committee or subcommittee determines should appropriately be excluded, including: (i) restructurings, discontinued operations, special items, and other unusual, infrequently occurring or non-recurring charges, events or items; (ii) asset sales or write-downs; (iii) litigation or claim judgments or settlements; (iv) acquisitions or divestitures; (v) reorganization or change in the corporate structure or capital structure of the Company; (vi) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management; (vii) foreign exchange gains and losses; (viii) a change in the fiscal year of the Company; (ix) the refinancing or repurchase of bank loans or debt securities; (x) unbudgeted capital expenditures; (xi) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (xii) conversion of some or all of convertible securities to Common Stock; (xiii) any event that disrupts the normal operations of the Company; (xiv) changes in pricing; (xv) changes in foreign currency exchange rates; (xvi) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles; (xvii) unusual tax transactions; or (xviii) the effect of changes in other laws or regulatory rules affecting reported results.
Prohibition on Repricing
Under the Restated Plan, the plan administrator will not, except in connection with equity restructurings and certain other corporate transactions as described below, without the approval of our stockholders, (i) authorize the repricing of any outstanding option or SAR to reduce its price per share, or (ii) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying share.
Certain Transactions
The plan administrator has broad discretion to take action under the Restated Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Restated Plan and outstanding awards. In the event of a change in control of our Company (as defined in the Restated Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards may become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change in control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.
Adjustments, Claw-Back Provisions, Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above. All awards are subject to the provisions of any claw-back policy implemented by our Company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Restated Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Restated Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a promissory note, a “market sell order” or such other consideration as it deems suitable.
Plan Amendment and Termination
The plan administrator may amend awards or amend or terminate the Restated Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Restated Plan, may materially and adversely affect an award outstanding under the Restated Plan without the consent of the affected participant. The Board is required to obtain stockholder approval of any amendment to the Restated Plan to the extent necessary to comply with applicable laws and stock exchange listing standards. The Restated Plan will remain in effect until the tenth anniversary of its effective date, unless earlier terminated by the plan administrator.
Material Federal Income Tax Consequences Associated with the Restated Plan
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Restated Plan. This summary addresses the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. If an optionee is granted a NSO under the Restated Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment.
Section 409A. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Restated Plan and awards granted under the Restated Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Restated Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Section 162(m). Section 162(m) denies a deduction to certain publicly-held corporations for compensation paid to the corporation’s “covered employees” in a taxable year to the extent that compensation paid to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.
The Section 162(m) deduction limitation does not apply to “qualified performance-based compensation.” In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) requires, among other things, that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee consisting of two or more “outside directors,” (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the shareholders and (iv) the compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.
Section 162(m) contains a special rule for stock options and SARs that provides that stock options and SARs will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a compensation committee consisting of “outside directors,” (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.
The Restated Plan has been designed to permit an applicable committee of outside directors to grant stock options, SARs and other awards which will qualify as “qualified performance-based compensation.”
If the Restated Plan is approved by our stockholders, the plan administrator may, but is not obligated to, grant awards under the Restated Plan that constitute “qualified performance-based compensation” under Section 162(m).
New Plan Benefits
Awards under the Restated Plan are subject to the discretion of the plan administrator and, other than awards that will be made automatically to outside directors under our director compensation program on April 30 of each year and the fiscal year 2018 bonus opportunities established for our executive officers, no determinations have been made by the plan administrator as to any future awards that may be granted pursuant to the Restated Plan.
Pursuant to our director compensation program, outside directors (i.e., directors who are not employees or employees of our subsidiaries or nominees of ORIX USA or the HL Voting Trust) will receive a fully vested common stock award with a dollar-denominated grant-day value of $62,500 on April 30 of each year, which are set forth in the table below.
The table below also sets forth the currently determinable estimated dollar value of future cash and stock awards under the Restated Plan that may be paid to the respective individual or group upon the satisfaction of performance goals established by the Section 162(m) outside directors for the 2018 fiscal year, assuming the applicable performance goals are achieved at the threshold level. At this time we cannot predict actual performance or the extent to which performance goals will be achieved. In addition, we expect that the Section 162(m) outside directors will use their discretionary authority to reduce the amount of awards otherwise payable to a covered employee under the Restated Plan to the extent required to make actual cash and stock awards in an amount consistent with our historical compensation practices for our executive officers.

	Dollar Value	Number of Shares
Scott L. Beiser Chief Executive Officer	$5,392,144	—
Irwin N. Gold Executive Chairman	5,392,144	—
Scott J. Adelson Co-President and Global Co-Head of Corporate Finance	6,740,180	—
All Non-Executive Directors as a Group (7 Persons)	187,500	—
All Executive Officers as a Group (6 Persons)	26,960,720	—

Plan Benefits

The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the Restated Plan through July 21, 2017. The per share market value of our stock on that date was $36.78, which was used to estimate the number of shares subject to dollar-denominated restricted stock unit awards.
Certain awards set forth in this table for the named executive officers were granted in fiscal year 2017 and therefore also are included in the Summary Compensation Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the outside directors were granted in fiscal year 2017 and therefore also are included in the Non-Employee Director Compensation Table set forth in this Proxy Statement and are not additional awards.

	Restricted Stock	Common Stock	Restricted Stock Units
Scott L. Beiser Chief Executive Officer	68,714	—	—
Irwin N. Gold Executive Chairman	43,024	—	—
Scott J. Adelson Co-President and Global Co-Head of Corporate Finance	71,400	—	6,797
All Executive Officers as a Group (6 Persons)	263,816	—	12,106
All Non-Executive Directors as a Group (7 Persons)	13,703	10,547	—
Bennett Van de Bunt	4,762	4,342	—
Ron K. Barger	—	—	—
Paul E. Wilson	—	—	—
All Non-Executive Participants as a Group (526 Persons)	2,594,724	—	337,597

Vote Required

The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon is required to approve the amendment and restatement of the Original Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2016 INCENTIVE AWARD PLAN.

AUDIT COMMITTEE REPORT
        The information contained in this report shall not be deemed "soliciting material" or otherwise considered "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The audit committee is responsible primarily for assisting the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The committee assists in the board's oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the Company's independent auditors' qualifications and independence, and the performance of the Company's independent auditors and the Company's internal audit function.
The Company's management is responsible for the preparation and presentation of the Company's financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm, KPMG LLP ("KPMG"), is responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"). The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements or disclosures.
The audit committee has reviewed and discussed the audited financial statements for the year ended March 31, 2017 with the Company's management and KPMG. The audit committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.
The audit committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG's communications with the audit committee concerning independence, and has discussed with KPMG its independence.
Based on such review and discussions, the audit committee recommended to the Company's board of directors that the financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

Audit Committee

Robert A. Schriesheim, Chairman
Bennet Van de Bunt
Dr. Jacqueline B. Kosecoff

ADDITIONAL INFORMATION
Procedures for Submitting Stockholder Proposals
Stockholder proposals intended to be presented at the 2018 Annual Meeting of Stockholders (the "2018 Meeting"), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than March 28, 2018 in order to be included in the our proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our by-laws.
Under our by-laws, for stockholder proposals submitted for consideration at any annual meeting of stockholders, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations of candidates for election as directors, notice must be delivered to our Secretary at our principal executive offices not less than 90 days (June 21, 2018) or more than 120 days (May 22, 2018) before the first anniversary of the prior annual meeting of stockholders (September 19, 2018). However, if the annual meeting occurs more than 30 days before or 60 days after this anniversary date, proposals must be delivered (A) no earlier than the 120th day prior to such annual meeting date and (B) on or before the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the first public announcement of the meeting date. Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered (A) no earlier than the 120th day prior to such special meeting and (B) on or before the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the first public announcement of the special meeting date.
Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our by-laws.

APPENDIX A

AMENDED AND RESTATED HOULIHAN LOKEY, INC. 2016 INCENTIVE AWARD PLAN

ARTICLE I.
PURPOSE

The purpose of the Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. The Plan amends and restates in its entirety the Houlihan Lokey, Inc. 2016 Incentive Award Plan. Capitalized terms used in the Plan are defined in Article XI.
ARTICLE II.
ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.
ADMINSTRATION AND DELEGATION

3.1Administration. The Plan is administered by the Administrator. The Administrator has authority to (a) determine which Service Providers receive Awards, (b) grant Awards and (c) set Award terms and conditions (including without limitation provisions relating to voting proxies and/or transfer restrictions and lock-up periods), subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award or Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.
ARTICLE IV.
STOCK AVAILABLE FOR AWARDS

4.1Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
4.2Share Counting. If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards will not count against the Overall Share Limit.
4.3Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options (any or all of which may be granted with respect to Shares of Class A Common Stock and/or Shares of Class B Common Stock) shall equal 9,786,208.
4.4Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.
4.5Non-Employee Director Award Limit. The Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $500,000.
ARTICLE V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including Section 9.9 with respect to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
5.2Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.
5.3Duration of Options. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years.
5.4Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
5.5Payment Upon Exercise. The exercise price of an Option must be paid in cash, wire transfer of immediately available funds or by check payable to the order of the Company or, subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, by:
(a)if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(b)delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(c)surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(d)to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(e)any combination of the above permitted payment forms (including cash, wire transfer or check).

ARTICLE VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2Restricted Stock.

(a)Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. Unless the Administrator provides otherwise, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall be paid to the Participant upon vesting of the underlying Restricted Stock. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(b)Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

6.3Restricted Stock Units.

(a)Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
(c)Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be settled in cash or Shares and may be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary contained herein, unless the Administrator provides otherwise, Dividend Equivalents with respect to an Award shall be paid to the Participant upon vesting of the underlying Award.

ARTICLE VII.
OTHER STOCK OR CASH BASED AWARDS

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS

8.1Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary, final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e)To replace such Award with other rights or property selected by the Administrator; and/or

(f)To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3Change in Control. Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company (or an Affiliate) and a Participant, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed or replaced by the surviving or successor entity in such Change in Control, in any case, as determined by the Administrator, then immediately prior to the Change in Control such outstanding Awards, to the extent not continued, converted, assumed or replaced, shall become fully vested and, as applicable, exercisable and shall be deemed exercised or canceled in exchange for payment of the transaction consideration (net of any applicable exercise or purchase price due) immediately prior to the consummation of such transaction, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction. If an Award vests and, as applicable, is exercised or canceled and paid out in lieu of continuation, conversion, assumption or replacement in connection with a Change in Control, the Administrator shall notify the Participant of such vesting and any applicable deemed exercise or cancellation and payout, and the Award shall terminate upon the Change in Control.

8.4Administrative Standstill. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.5General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation, dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE X
GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2Documentation. Each Award will be evidenced in an Award Agreement. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. Except as set forth in an applicable Award Agreement, the Company may, to the extent Applicable Laws permit, deduct an amount sufficient to satisfy such tax obligations based on withholding rates up to the maximum individual statutory withholding rates in the applicable jurisdiction from any payment of any kind otherwise due to a Participant. Participants may satisfy such tax obligations in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, or subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, (i) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (ii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, (iii) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration, or (iv) any combination of the foregoing permitted payment forms (including cash, wire transfer or check). If any tax withholding obligation will be satisfied under clause (i) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Subject to Article VIII, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.

9.7Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, (iii) if so requested by the Company, the Participant has granted any voting proxy and/or power of attorney in favor of a person or persons designated by the Board or the Committee and (iv) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
9.10Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

ARTICLE XI.
MISCELLANEOUS

10.1No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3Effective Date and Term of Plan. The Plan will become effective on the date on which the Plan is adopted by the Administrator and will remain in effect until the tenth anniversary of such date, unless earlier terminated by the Board. No Awards may be granted under the Plan during any suspension period or after Plan termination. Notwithstanding anything in the Plan to the contrary, an Incentive Stock Option may not be granted under the Plan after ten years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan.

10.4Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6Section 409A.

(a)General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel a Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply. In addition, the Awards granted and Shares issuable and issued pursuant to this Plan are subject to Section 4 of the Charter regarding the conversion of Shares of Class B Common Stock to Class A Common Stock.

10.12Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

10.14Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15Conformity to Securities Laws.     Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale; (d)

to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

10.18Arbitration. Any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (collectively, “Claims”), arising out of, in connection with, or in relation to this Plan, or Awards granted hereunder, or the arbitrability of any Claims under this Plan, will be resolved by final and binding arbitration administered by the Los Angeles, California offices of JAMS/Endispute in accordance with the then-existing JAMS/Endispute Arbitration Rules applicable to employment agreements. The Participant and the Company will select a mutually acceptable neutral arbitrator from the panel of arbitrators serving with any of JAMS/Endispute’s offices, but in the event the parties cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator from such panel (the arbitrator so selected or appointed, the “Arbitrator”). The Arbitrator may provide all appropriate remedies (at law and equity) or judgments that could be awarded by a court of law in Delaware, and that, upon good cause shown, the Arbitrator will afford the parties adequate discovery, including deposition discovery. Except as provided herein, the Federal Arbitration Act will govern the interpretation, enforcement and all actions pursuant to this Section 10.18. The Arbitrator will be bound by and will strictly enforce the terms of this Section 10.18 and may not limit, expand or otherwise modify its terms. The Arbitrator will make a good faith effort to apply the substantive law (and the law of remedies, if applicable) of the state of Delaware, or federal law, or both, as applicable, without reference to its conflicts of laws provisions. The Arbitrator is without jurisdiction to apply any different substantive law. The Arbitrator will be bound to honor claims of privilege or work-product doctrine recognized at law, but the Arbitrator will have the discretion to determine whether any such claim of privilege or work product doctrine applies. The Arbitrator will render an award and a written, reasoned opinion in support thereof. The Arbitrator will have power and authority to award any appropriate remedy (in law or equity) or judgment that could be awarded by a court of law in Delaware, which may include reasonable attorneys’ fees to the prevailing party. The award rendered by arbitration will be final and binding upon the parties to arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof. Neither a party nor the Arbitrator will disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Adherence to this dispute resolution process will not limit the parties’ right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to the Plan. Subject to the Arbitrator’s award, the Company will pay fees and expenses with respect to this dispute resolution process and any action related thereto.

10.19    Section 162(m) Limitations.

(a)    Individual Award Limitations. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Article VIII, the maximum aggregate number of Shares with respect to one or more Awards denominated in Shares that may be granted to any one person during any fiscal year of the Company shall be 250,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash and not denominated in Shares shall be $15,000,000. To the extent required by Section 162(m), Shares subject to Awards that are canceled shall continue to be counted against the award limits above.
(b)    Committee Composition. To the extent an Award is intended to qualify as Performance-Based Compensation, the Administrator with respect to such Awards shall be a Committee comprised solely of two or more Directors, each of whom is intended to be an “outside director” within the meaning of Section 162(m); provided that a Committee member’s failure to qualify as an “outside director” within the meaning of Section 162(m) will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(c)    Performance-Based Compensation. The Administrator, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. For the avoidance of doubt, nothing herein shall require the Administrator to structure any Awards in a manner intended to constitute Performance-Based Compensation and the Administrator shall be free, in its sole discretion, to grant Awards that are not intended to be Performance-Based Compensation. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award that is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements. In addition, Awards of Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are intended to qualify as Performance-Based Compensation shall be subject to the following provisions, which shall control over any conflicting provision in the Plan or any Award Agreement:
(i)    To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m)), the Administrator shall, in writing, (a) designate the Participant to receive such Award, (b) select the Performance Criteria applicable to the Performance Period, which Performance Criteria shall be limited to the specific performance goals set forth in the definition of Performance Criteria, (c) establish the performance goals (and any exclusions), and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria and (d) specify the relationship between Performance Criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.
(ii)    Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable performance goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period.
(iii)    Unless otherwise specified by the Administrator in accordance with Section 162(m), the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Participant shall be determined on the basis of Applicable Accounting Standards. For this purpose, “Applicable Accounting Standards” means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company’s financial statements under U.S. federal securities laws.
(iv)    No adjustment or action described in Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify.
ARTICLE XL
DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:
11.1“2006 Plan” means the Houlihan Lokey, Inc. Amended and Restated 2006 Incentive Compensation Plan.

11.2“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.3“Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.4“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents or Other Stock or Cash Based Awards.

11.5“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.6“Board” means the Board of Directors of the Company.

11.7“Change in Control” means and includes each of the following:

(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, any Permitted Holder, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of equity securities of the Company possessing more than 50% of the total combined voting power of the Company’s equity securities outstanding immediately after such acquisition; or

(b)During any period of two consecutive years commencing no earlier than the Final Conversion Date (as defined in the Charter), individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)which results in the Company’s voting equity securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting equity securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting equity securities immediately after the transaction, and
(ii)after which no person or group beneficially owns voting equity securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.8“Charter” means the Company’s amended and restated certificate of incorporation, as it may be amended from time to time.

11.9“Class A Common Stock” means the Class A common stock of the Company, par value of $0.001 per share.

11.10“Class B Common Stock” means the Class B common stock of the Company, par value of $0.001 per share.

11.11“Closing Date” means the date on which the Company’s initial public offering closed.

11.12“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.13“Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.14“Common Stock” means either the Class A Common Stock or Class B Common Stock of the Company.

11.15“Company” means Houlihan Lokey, Inc., a Delaware corporation, or any successor.

11.16“Consultant” means any consultant or advisor of the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

11.17“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.18“Director” means a Board member.

11.19“Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.20“Employee” means any employee of the Company or its Subsidiaries.

11.21“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.22“Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.23“Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

11.24“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.25“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.26“Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.
11.27“Option” means an option to purchase Shares.

11.28“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.29“Overall Share Limit” means the sum of (i) 9,810,988 Shares, (ii) any Shares of Class B Common Stock which, as of the Closing Date, are (a) available for issuance under the 2006 Plan (other than with respect to an award outstanding under the 2006 Plan as of the Closing Date) or (b) underlying awards outstanding under the 2006 Plan that, on or after the Closing Date, terminate, expire or lapse for any reason without the delivery of Shares to the holder thereof, in each case and (iii) an annual increase on the first day of each fiscal year beginning on April 1, 2016 and ending on (and including) April 1, 2025 equal to the lesser of (a) 6,540,659 Shares, (b) 6% of the Shares of Class A Common Stock and Class B Common Stock outstanding on the last day of the immediately preceding fiscal year, assuming the conversion of any shares of preferred stock, and including shares issuable upon the exercise or payment of stock options, warrants and other equity securities with respect to which shares have not actually been issued and (c) such smaller number of Shares as may be determined by the Board, which may be issued as Shares of Class A Common Stock or Shares of Class B Common Stock, as determined by the Administrator in its sole discretion and to the extent such class of Common Stock exists from time to time.

11.30“Participant” means a Service Provider who has been granted an Award.

11.31“Performance-Based Award” means an Award granted pursuant to Article VI or Article VII, but which is subject to the terms and conditions set forth in Section 10.19. All Performance-Based Awards are intended to qualify as Performance-Based Compensation.

11.32“Performance-Based Compensation” means any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code or any successor provision.

11.33“Performance Criteria” mean the criteria (and adjustments) that the Administrator, in its sole discretion, may select for an Award to establish performance goals for a performance period, provided that:

(a)The Performance Criteria that will be used to establish performance goals for Performance-Based Awards intended to qualify as Performance-Based Compensation are limited to the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; compensation ratio; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices.

(b)The Committee, in its sole discretion, may provide for the exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, special items, and other unusual, infrequently occurring or non-recurring charges, events or items; (ii) asset sales or write-downs; (iii) litigation or claim judgments or settlements; (iv) acquisitions or divestitures; (v) reorganization or change in the corporate structure or capital structure of the Company; (vi) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management; (vii) foreign exchange gains and losses; (viii) a change in the fiscal year of the Company; (ix) the refinancing or repurchase of bank loans or debt securities; (x) unbudgeted capital expenditures; (xi) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (xii) conversion of some or all of convertible securities to Common Stock; (xiii) any event that disrupts the normal operations of the Company; (xiv) changes in pricing; (xv) changes in foreign currency exchange rates; (xvi) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles; (xvii) unusual tax transactions; or (xviii) the effect of changes in other laws or regulatory rules affecting reported results.

11.34“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

11.35“Permitted Holder” means any of (i) the voting trust established pursuant to the Voting Trust Agreement and (ii) ORIX USA Corporation and any wholly-owned subsidiary thereof.

11.36“Plan” means this Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan.

11.37“Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.38“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.39“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.40“Section 162(m)” means Section 162(m) of the Code and all regulations, guidance, compliance programs and other interpretive authority thereunder.

11.41“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.42“Securities Act” means the Securities Act of 1933, as amended.

11.43“Service Provider” means an Employee, Consultant or Director.

11.44“Shares” means shares of Common Stock.

11.45“Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.46“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.47“Termination of Service” means the date the Participant ceases to be a Service Provider.

11.48“Voting Trust Agreement” means that certain Voting Trust Agreement, by and among the Company, certain holders of Class B Common Stock, Scott Beiser, Irwin Gold and Robert Hotz, as may be amended, modified or supplemented.

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